EXHIBIT 23.2


                              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Employee Stock Purchase Plan of Micro Linear Corporation of our report dated January 20, 1997, with respect to the financial statements and schedule of Micro Linear Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP
San Jose, California
November 17, 1998